Exhibit 99.1

Open Letter to Stakeholders

NEW YORK, April 1, 2020 – In response to the continued uncertainty and unprecedented impact that the COVID-19 global pandemic is having on both the capital markets and economies around the world, Portman Ridge Finance Corporation (“we,” “us,” “our,” “Portman Ridge” or the “Company”) is providing an update to all of our stakeholders. As always, but especially in times like these, we hope all of our stakeholders are healthy and safe. Our investment advisor, Sierra Crest Investment Management LLC (“Sierra Crest”, an affiliate of BC Partners Advisors L.P.), has taken all necessary steps to ensure that its employees can operate remotely and maintain full business continuity. Furthermore, we are in constant contact with our portfolio companies, sponsors and lender groups to provide support and advice as necessary.

While we expect a challenging economic climate in the coming quarters, we believe stakeholders should take comfort in the ability of Sierra Crest to navigate a period of dislocation and stress such as this. Additionally, while the current market conditions are not something that could have been predicted or anticipated, economic cycles and capital markets dislocations have always existed and will continue to exist even after our economy has recovered from the effects of COVID-19. BC Partners has a 30-year history investing across Europe and North America and has assets under management of over $24 billion. Our credit platform was built, and its investment professionals hired, to invest across all economic and credit market cycles. Senior members of Sierra Crest have experience managing assets through multiple credit cycles at best-in-class institutions. Additionally, the credit platform within BC Partners is fully integrated with the private equity operations, which allows Sierra Crest to leverage 60+ investment professionals, including a dedicated operations team.

In addition to our Management Team, we believe Portman Ridge is well-positioned to face the current period of uncertainty for the following reasons:

•	Diversified Portfolio

•	Defensive Sectors

•	Leverage

•	Balance Sheet and Liquidity

Diversified Portfolio

As of March 27, 2020, our debt and equity securities consist of 68 unique borrowers and an average exposure per borrower of $3.1 million (based on 12/31/2019 fair market value, or cost if purchased during the quarter). Our top 10 borrowers represent approximately 24% of investments at fair value, the largest being 4.1%. With respect to our joint ventures, both are focused almost exclusively on either first lien or unitranche loans and are diversified within the ventures.

Defensive Sectors

Although long-term impacts are still very uncertain, Portman Ridge has limited exposure to the sectors that have experienced immediate impacts. Our aggregate exposure to sectors such as Automotive, Energy, Metal & Mining, Hotels, Casinos & Leisure, Advertising, Restaurants, Cruise Lines and the commercial portion of Aerospace and Defense is approximately 6% of our debt and equity Securities portfolio at March 27, 2020. Our largest sectors of exposure are Healthcare, representing approximately 21% of our debt and equity Securities portfolio, and High Tech / Electronics (approximately 15%), which are primarily software businesses that generally have a more resilient revenue model than certain other sectors.

Leverage

Prior to the impact of any fair value marks on our portfolio since December 2019, and adjusting solely for investment activity and debt repayment, Portman Ridge’s debt to equity ratio as of March 27, 2020 is approximately 0.88x (calculated based on par value of debt dividend by net asset value). Although we have not completed our valuation process for the end of the quarter, we believe that there is substantial cushion to absorb unrealized losses as of March 31, 2020 and remain in compliance with the regulatory limit of 2.00x.

Balance Sheet and Liquidity

As of December 31, 2019, 49% of Portman Ridge’s debt obligations were in the form of unsecured bonds that do not mature for more than two years. The remaining 51% of funding was in the form of a recently entered into revolving credit facility that does not mature for almost four years. This facility was meaningfully repaid during the quarter and as of March 27, 2020 had immediate borrowing capacity of approximately $11 million (net of certain trades pending settlement) and a further approximately $31 million of potential capacity that could be accessed based on the Company meeting certain borrowing base requirements.

With respect to unfunded commitments, as of March 27, 2020 we had approximately $28 million of unfunded commitments but only $2.1 million are in the form of revolvers and $1.5 million of the $2.1 million is inaccessible due to borrowing base restrictions. Of the remaining $25.9 million, $15 million is related to our BCP Great Lakes Joint Venture and has certain limitations placed on it such that it currently does not have the ability to be drawn and $10.9 million is related to unfunded delayed draw term loan commitments (including commitments to Great Lakes earmarked for delayed draw term loans) that have certain limitations for use such as leverage levels and use of proceeds. As detailed, we believe that the various restrictions in our unfunded commitments will result in very limited demands of unilateral funding by our portfolio companies.

Conclusion

As a final note, while we understand and appreciate that the long-term impacts of COVID-19 are uncertain, we believe that Portman Ridge’s investment portfolio and balance sheet are both positioned very defensively and we have a best-in-class management team to both protect stakeholder value and continue to drive value through opportunistically deploying capital in the current environment.

On behalf of our entire team, thank you for your support and please stay safe and healthy.

Sincerely,

Ted Goldthorpe

Chief Executive Officer and Chairman of the Board

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this press release, as well as in future oral and written statements by management of Portman Ridge Finance Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “outlook”, “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.

Important assumptions include our ability to originate new investments, and achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation that such plans, estimates, expectations or objectives will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) uncertainty of the expected financial performance of the Company, including following completion of the Externalization; (2) failure to realize the anticipated benefits of the Externalization; (3) the ability of the Company and/or BC Partners to implement its business strategy; (4) the risk that stockholder litigation in connection with the Externalization may result in significant costs of defense, indemnification and liability; (5) evolving legal, regulatory and tax regimes; (6) changes in general economic and/or industry specific conditions; (7) the impact of increased competition; (8) business prospects and the prospects of the Company’s portfolio companies; (9) contractual arrangements with third parties; (10) any future financings by the Company; (11) the ability of the Advisor to attract and retain highly talented professionals; and (12) the Company ability to fund any unfunded commitments; and (13) any future distributions by the Company. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission (the “SEC”). We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC.

About Portman Ridge Finance Corporation

Portman Ridge Finance Corporation (NASDAQ: PTMN) is a publicly traded, externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. Portman Ridge Finance Corporation’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. PTMN’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, an affiliate of BC Partners Advisors, LP, (the “Adviser”).

Portman Ridge Finance Corporation’s filings with the SEC, earnings releases, press releases and other financial, operational and governance information are available on the Company’s website at www.portmanridge.com.

The Portman Ridge Finance Corporation logo is available at https://ml.globenewswire.com/Resource/Download/39c70ff2-a155-44fc-872b-f68105f0d5ad?size=0

Contact

Ted Gilpin

Ted.Gilpin@bcpartners.com

(212) 891-5007

Portman Ridge Finance Corporation

650 Madison Avenue, 23rd floor

New York, NY 10022

info@portmanridge.com

Source: Portman Ridge Finance Corporation. News Provided by Acquire Media

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